10.20.4

                            STOCK PURCHASE AGREEMENT

         AGREEMENT made March 26, 1999, between Aura Systems, Inc. ("Seller"), a Delaware corporation with a place of business at 2335 Alaska Avenue, E1 Segundo, California 90245, and Yoshikazu Masayoshi, Sadao Masayoshi, Sachie Masayoshi and Kazuaki Masayoshi (jointly and severally, "Purchaser"), each having an address c/o Sadao Masayoshi, 990 West 190th, Suite 210, Torrance, California 90502.

                              W I T N E S S E T H:

         WHEREAS, Seller owns Two Hundred Eighty (280) shares (the "Shares") of voting common stock, (Y)50,000 par value per share, of MYS K K., a Japanese corporation (the "Corporation"); and

         WHEREAS, Purchaser desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Purchaser, pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1.       Sale of the Shares.

                  1.1  In  General.  Seller  hereby  sells  to  Purchaser,   and
Purchaser hereby purchases from Seller, the Shares for the price and upon the terms and conditions set forth in this Agreement.

                  1.2 Exclusion of Linaeum Loudspeaker Tweeters. Notwithstanding anything in this Agreement to the contrary, Seller will retain all the intellectual properties concerning and relating to "Linaeum" loudspeaker "tweeters" (the "Linaeum Technology").

               1.2.1 In keeping with such retention, the Corporation has previously assigned the Linaeum Technology to Seller. In furtherance of such assignment, the Corporation and Purchaser each further agrees at any time and from time to time to execute such other documents and take such other actions as may be necessary or desirable (as determined in Seller's reasonable judgment) to perfect, confirm or evidence Seller's ownership of the Linaeum Technology.

                    1.2.2 The Corporation, however, is hereby granted, conditioned on Purchaser's performance of their obligations pursuant to this Agreement, a fully-paid, perpetual, non-exclusive license from Seller for the manufacture, sale and distribution of the Linaeum Technology for OEM channels.

                    1.2.3 For  purposes  of  clarification,  the parties and the
               Corporation acknowledge and agree that the intellectual properties concerning or relating to NRT have at all times been, and shall continue to be, the exclusive property of Seller, and no license or other rights with respect to such properties has been or is hereby granted to the Corporation.

         2. Purchase Price/Assumption of Liabilities:

                  2.1 Purchase Price. The aggregate cash consideration (the "Price") to be paid by Purchaser for the Shares is $4,200,000, plus interest as provided in this section 2. The Price shall be paid as follows:

2.1.1 First Installment By April 15 I999. $1,000,000, without interest, to be paid in lawful funds of the United States on or before April 15, 1999, which obligation is evidenced by a promissory note being executed and delivered simultaneously with this Agreement.

                    2.1.2 Subsequent Installments. $3,200,000, with interest, to be paid in lawful funds of the United States in twelve (12) equal monthly installments of $290,000 each (principal and interest) commencing on May 15, 1999 and continuing through April 15, 2000, which obligation is evidenced by a promissory note being executed and delivered simultaneously with this Agreement.

                  2.2 Assumption of Liabilities. As additional consideration for the Shares, Purchaser and the Corporation agree to assume all liabilities accruing from the Corporation or the operation of its business from March 1, 1996 through the date of this Agreement (including, but not limited to, any and all liabilities arising out of or relating to that certain judgment against defendants in an action entitled Stutz, et. al v. Aura Systems Inc., et al in the Circuit Court of the State of Oregon bearing case No. 9903-(12302), and each Purchaser and the Corporation agree, jointly and severally, to indemnify and hold Seller harmless from and against any and all such liabilities.

         3.       Security.

                  3.1 Escrow. To secure payment of the Price as well as the performance of the other obligations of Purchaser pursuant to this Agreement, the Shares are being delivered to Wolf Haldenstein Adler Freeman & Herz LLP (the "Escrow Agent"), to be held in escrow pursuant to that certain Escrow Agreement (the "Escrow Agreement") executed simultaneously with the execution of this Agreement. To accomplish such delivery, Purchaser will deliver to the Escrow Agent the certificate(s) for the Shares together with stock power(s) executed in blank. Also being held in this escrow are blank dated letters of resignation from each Purchaser and blank dated letters from the Corporation to its banks.

                  3.2 Remedies. In the event of any default, Seller shall have a right of action for full performance against each Purchaser jointly and severally, and shall not be required to first pursue any remedies available pursuant to the Escrow Agreement.

         4.       Deliveries at Closing.

                  4.1 Delivery of the Shares. Seller has simultaneously herewith delivered the Shares to Purchaser. To accomplish such delivery, Seller has tendered the certificate for the Shares together with the necessary stock power.

                  4.2 Deliveries of Escrow Agreement and Escrow Items. Seller, Purchaser and the Escrow Agent have simultaneously herewith executed and delivered the Escrow Agreement among one another and the appropriate parties have delivered to the Escrow Agent the items to be held in escrow as described in section 3 and the Escrow Agreement.

         5.       Additional Terms and Conditions.

                  5.1 Conduct of Business. From and after the date of this Agreement, and continuing until receipt by Seller of the full Price, the Corporation will conduct its business only in the ordinary course. Without limiting the generality of the prior sentence, the Corporation agrees that during the described period it will not dispose of, transfer, assign or encumber any asset or take any other action with respect to any matter outside of the ordinary course of business nor will it pay dividends or otherwise make distributions to its shareholders.

                  5.2 Appointment of Representative Director. From and after the date of this Agreement, and continuing until receipt by Seller of the full Price, Seller shall have the right to appoint one Representative Director of the Corporation. Each Purchaser agrees to vote the Shares owned by him in favor of the election of the Representative Director designated by Seller.

                  5.3 Confidentiality. Seller, on one hand, and Purchaser, on the other hand, each agree that this Agreement and its contents shall be maintained in confidence and that neither this Agreement nor its contents shall be disclosed to any third parties, except that disclosure may be made on a "need to know" basis to each party's counsel, accountants, shareholders, potential financing sources and investment bankers, provided that such third parties in turn agree to retain the disclosed information in confidence.

                  5.4 Public Announcements. Neither party shall, without the prior written consent of the other party, make any public release of information regarding the matters contained in or contemplated by this Agreement, except (1) each party may communicate with its employees, customers, suppliers, lenders, lessors, shareholders and other particular groups as may be legally required or necessary for an appropriate business purpose and not inconsistent with the best interests of the other party or the prompt performance of the obligations contemplated by this Agreement and (2) as required by law. Neither party shall issue any press releases or similar announcement regarding this Agreement or the transactions contemplated by this Agreement without the prior written approval of the other party which approval shall not be unreasonably withheld or delayed.

                  5.5 Expenses of the Transaction. Each party, for its own behalf, shall be solely responsible for and shall bear all of its own expenses, including, but not limited to expenses of counsel, accountants and other advisers, incurred at any time in connection with the transactions contemplated by this Agreement.

         6.       Representations.

         6.1      Seller.  Seller represents and warrants to Purchaser that:

                    6.l.1 It has full power and  authority  to execute,  deliver and perform this Agreement, and this Agreement is binding upon it.

                    6.1.2 No  brokers,  finders  or  agents,  were  involved  in connection with this Agreement.

             6.2  Purchaser.  Purchaser represents and warrants to Seller that:

                           6.1.2  They  each have full  power and  authority  to
execute, deliver and perform this Agreement, and this Agreement is binding upon each of them.

                       6.2.2 Each of them is fully familiar with the business and operations of the Corporation, including, but not limited to, the business and operations of its subsidiaries and affiliates, has made such investigation of the Corporation as he has deemed advisable and believes that the Price is fair and reasonable. Each of them understands and acknowledges that there are no representations being made by Seller with respect to the Corporation, its subsidiaries or affiliates.

                           6.2.3 No brokers,  finders or agents were involved in
connection with this Agreement.

                  6.3 Survival. The representations, warranties and covenants contained in this Agreement, including, but not limited to, those set forth in section 5 and this section 6, shall survive the closing. Each party hereby agrees to indemnify and hold harmless the other party from and against any loss, liability or expense (including, without limitation, reasonable attorneys fees) which such other party may incur due to the breach of any representation, warranty or covenant of the indemnifying party.

         7.       Governing Law/Consent to Jurisdiction.

                  7.1 Governing Law. This Agreement has been made and entered into in the State of California and shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of California, without regard to principles of conflicts of laws.

                  7.2 Consent to Jurisdiction. The parties irrevocably consent to the jurisdiction of the courts of the State of California (and the Federal courts having jurisdiction in the State of California) for purposes of any judicial proceeding which may be instituted in connection with any matter arising under or relating to this Agreement.

         8.       Miscellaneous.

                  8.1 Captions. Headings contained in this Agreement have been inserted for reference purposes only and shall not be construed as part of this Agreement.

                  8.2 Entire Agreement. This Agreement represents the entire agreement between Seller and Purchaser regarding the subject matter hereof, and supercedes any and all prior understandings, whether oral or written, with respect thereto, including, but not limited to, that certain binding letter of intent dated March 19, 1999. This Agreement cannot be modified or terminated, nor may any of its provisions be waived, except by a written instrument signed by Seller and Purchaser. There are no representations, warranties or covenants except as expressly set forth in this Agreement.

                  8.3 Notices. Any notice or other communication given or made pursuant to this Agreement must be in writing and shall be delivered to the person to whom intended at the address set forth above (or at such other address as such person may designate by proper notice) by personal delivery, by telecopier, by nationally recognized courier (Federal Express, DHL, etc.) or by certified or registered mail, postage prepaid, and shall be deemed given when personally delivered or sent by telecopier or two (2) business days after deposit with a courier or five (5) business days after mailing.

                  8.4 Severability. This Agreement shall be enforced to the fullest extent permitted under applicable law and with each of its provisions regarded as severable.

                  8.5 Rights and Remedies Cumulative. The rights and remedies of the parties pursuant to this Agreement and under applicable law shall be cumulative.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:                                              PURCHASER:

AURA SYSTEMS, INC.



By:
         Name:                                      Yoshikazu Masayoshi
         Title:


                                                    Sadao Masayoshi




                                                    Sachie Masayoshi




                                                    Kazuaki Masayoshi


AGREED TO:

MYS K.K.


By:
         Name:
         Title:



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